Exhibit 10.2

PROMISSORY  NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$15,000,000	08-25-2016	09-25-2021	369663	002 - STX		002

Borrower: Tandy Leather Factory, Inc.	Lender: BOKF, NA dba Bank of Texas
1900 SE Loop 820	PO Box 29775
Fort Worth, TX 76140	Dallas, TX 72229-9775

Principal Amount: $15,000,000.00	Date of Note: August 25, 2016

PROMISE TO PAY. Tandy Leather Factory, Inc. ("Borrower") promises to pay to BOKF, NA dba Bank of Texas ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 Dollars ($15,000,000.00), together with interest on the unpaid principal balance from August 25, 2016, until maturity.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

Prior to the Conversion Date:
Prior to the Conversion Date (defined below), Borrower will pay twelve (12) consecutive  monthly  payments  of  interest,  with  the  first  payment being due September  25, 2016, and all subsequent interest payments due on the same day of each month thereafter.

Following the Conversion Date:
Following the Conversion Date, Borrower will pay forty-eight (48) consecutive monthly payments of principal and interest, commencing September 25, 2017, and on the same day of each month thereafter, with each payment except the last equal to the Payment Amount (defined below), and the last payment, due four (4) years from the Conversion Date, and in any event no later than September 25, 2021, equal to the remaining unpaid balance of principal and accrued interest hereunder.

The term "Conversion Date" shall mean the earlier of (i) August 25, 2017, or (ii) the date on which the loan is fully funded.

The "Payment Amount" shall be an amount determined on the Conversion Date based on the principal amount outstanding hereunder on the Conversion date and the interest rate in effect on the Conversion Date, amortized over a term of four (4) years; provided, however, the Payment Amount will be recalculated on an annual basis based on the interest rate in effect at the time of recalculation, and the months remaining in the original four (4) year amortization.

Straight Line of Credit:
This Note evidences a straight line of credit for the initial twelve (12) months of the loan term ("Draw Period"). Borrower is not entitled to further loan advances once the total amount of principal has been advanced or the Draw Period has expired, whichever occurs first. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

PAYMENT INFORMATION.  PAYMENTS  SHOULD  BE  REMITTED  TO:    BOKF,  NA  dba  Bank  of  Texas,  P.O.  Box 248818, Oklahoma City, OK 73124-8818. If a payment is made consistent with the written  payment  instructions  provided  by  Lender  and  received  on a  business  day  by 5:00 p.m. Central Time, the payment will be applied that day. If a payment is received on a business day after 5:00 p.m., the payment may be applied the following business day.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 1 Month LIBOR Interest Rate which is the ICE Benchmark Administration (ICE) (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) fixing of London Inter-Bank Offered Rate (LIBOR) based on offered inter-bank deposit rates contributed in accordance with instructions to ICE LIBOR Contributor Banks (rounded upward, if necessary, to the nearest 1/100 of 1%) for such interest period; provided, however, that if the Index determined as provided above shall be less than zero, the Index shall be deemed to be zero for the purposes of this Note (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.520% per annum. Interest prior to maturity on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.850 percentage points over the Index, resulting in an initial rate of 2.370% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than (except for any higher default rate or Post Maturity Rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the "Quarterly Ceiling" as referred to in Section 303.006 of the Texas Finance Code. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  BOKF, NA dba Bank of Texas, P.O. Box 248818, Oklahoma City, OK 73124-8818.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days.  Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Granter defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related  documents.

False Statements. Any  warranty, representation or statement  made or furnished  to  Lender  by  Borrower or on Borrower's behalf, or made by Guarantor, or any other guarantor, endorser, surety, or  accommodation  party,  under this Note or the related documents in connection with the obtaining of the  loan evidenced by this Note or any security document directly or indirectly securing repayment of this Note is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower's existence as a going business, the  insolvency  of  Borrower, the  appointment of a receiver for any part of Borrower's property, any assignment  for the benefit  of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Change in Zoning or Public Restriction. Any  change  in any zoning ordinance or regulation or any  other  public  restriction is enacted, adopted  or implemented, that  limits  or defines the  uses which  may be made of the Collateral such that the present or intended use of the Collateral, as specified in the related documents, would be in violation  of such zoning ordinance or regulation or public restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.

Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than ten thousand dollars ($10,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Events Affecting Guarantor. Any  of the  preceding  events  occurs  with  respect  to  any  Guarantor,  or  any  other  guarantor,  endorser,  surety, or accommodation party of any of the  indebtedness  or  any  Guarantor, or  any  other  guarantor,  endorser,  surety,  or  accommodation  party dies or becomes incompetent, or revokes or disputes the validity of, or liability  under,  any  guaranty  of the  indebtedness  evidenced  by this  Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness , including  the  unpaid  principal  balance  under  this  Note,  all accrued unpaid interest, and all other amounts, costs and expenses  for which  Borrower  is responsible  under  this  Note or  any  other  agreement  with  Lender  pertaining to  this  loan, immediately  due, without  notice,  and then  Borrower will  pay that  amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts  Lender actually incurs as court costs, lawful fees for filing,  recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered  as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER.   Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Dallas County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does  not include any  IRA  or  Keogh accounts , or  any  trust  accounts  for  which  setoff  would  be prohibited  by law.  Borrower authorizes  Lender, to the extent permitted  by applicable  law, to charge  or setoff all sums  owing  on the indebtedness  against  any  and  all such accounts.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

EXPENSES. Borrower agrees to pay to Lender on demand the amount of all costs, fees and expenses paid, incurred or charged by Lender in connection with Lender's administration of the Loan, the preparation of documents and instruments related to the Loan, and the filing or recordation of any financing statements, documents and instruments required for perfection of any collateral.

RENEWAL STATEMENT. This Promissory Note is an extension, renewal and/or modification of the Promissory Note dated September 18, 2015 in the principal amount of $10,000,000.00 from the Borrower to Lender and is not a novation or substitution.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect,  take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would  in any way or event  (including demand , prepayment, or acceleration) cause Lender to charge or collect more  for  this  loan  than  the  maximum  Lender  would  be  permitted to charge or collect by federal law or the law of the State of Texas (as applicable) . Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use. forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the  full  term  of  the  loan  evidenced  by  this  Note  until  payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the  applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent  allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone.  All  such  parties also  agree that  Lender may  modify  this  loan without  the  consent  of or notice to anyone other than the party with whom the modification is made.   The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

TANDY LEATHER FACTORY, INC.

By: /s/ Shannon L. Greene
Shannon L. Greene, Chief Executive Officer of Tandy Leather Factory, Inc.